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                                                                   EXHIBIT 21.01


                          SUBSIDIARIES OF REGISTRANT


                     athome.net, a California corporation

        At Home NL Holdings, L.P., a Cayman Islands Limited Partnership

              Countdown Acquisition Corp., a Delaware corporation

              Full Force Systems, Inc., a California corporation

            Narrative Communications Corp., a Delaware corporation